EXHIBIT 99.2

                              DISTRIBUTOR AGREEMENT
                              ---------------------

Appointment

1. Upon prompt return by Distributor to Thomson Inc. (hereinafter "Thomson") of two unaltered copies of this Agreement signed by a duly authorized representative of Distributor, the above named company is appointed an authorized Distributor (hereinafter "Distributor") of Thomson for consumer electronics products as described in Attachment A (hereinafter "Products"). This appointment is made subject to the terms and conditions set forth in this Agreement.

Non-Exclusive Appointment

2. Thomson reserves the right, in its sole discretion, to appoint additional distributors and to sell Products to dealers and any other customers of any nature, in Distributor's Area and any other area.

Products Covered

3. This Agreement is for the Products as long as they are offered for sale to Distributor by Thomson during the term of this Agreement. Thomson is under no obligation to sell or continue to sell any of the Products or lines of Products covered by this Agreement or any other models or types of such Products. Thomson may at its sole discretion discontinue at any time the sale of any of these Products or lines of Products or any models or types of these Products.

Area

4. Distributor's distribution of Products hereunder is restricted and limited to the area designated in Attachment B (hereinafter "Area"). Distributor agrees not to sell or distribute, directly or indirectly, Products in any area other than Distributor's Area.

Warranty and Service/
Product and Sales Training Support

5. An explanation of Thomson's consumer electronics products warranty and a statement of the respective responsibilities of Thomson and Distributor in connection with the service and repair of Thomson products is set out in Attachment C, "Warranty and Service Responsibilities", dated January 1, 1999. The respective responsibilities of Thomson and Distributor in connection with product/sales training support are set out in Attachment F, "Product/Sales Training Support". Attachments C and F, including any changes hereafter made by Thomson, in its sole discretion, are incorporated by reference and made part of this Agreement.

Performance

6. a) Distributor agrees to maintain a level of performance, which, in Thomson's judgment, is deemed acceptable. At appropriate intervals, Thomson may evaluate Distributor's performance, including the customer structure, actual sales compared to the sales and penetration goals of Thomson, and additional factors as outlined below and in Attachment D.

       b) Distributor agrees to maintain adequate inventories of Products and to vigorously and effectively promote sales of such Products. Distributor will use its best efforts to sell Products to active, reputable and financially responsible purchasers.

       c) Distributor shall use its best efforts to promote and sell the Products, avoiding potential conflicts of interest. In this regard, Distributor acknowledges that the sale of competitive brands of products or the sale at retail of Products by Distributor, or by companies affiliated with Distributor through ownership, are likely to create a conflict adverse to Distributor's responsibilities under this Agreement. In the event Distributor sells such competitive products or sells at retail, Thomson shall have the right, at its option, to terminate this Agreement upon thirty (30) days written notice to Distributor.

Customers

7. a) Thomson reserves the exclusive right to sell Product to distributors. Therefore, Distributor shall sell Product only to the following purchasers (all of which may hereinafter be referred to as "Customers"):
       Value added resellers specializing in the sale of consumer electronics to the lodging, healthcare, professional and educational markets. Distributor shall not sell Product to consumers or retail dealers. Written approval must be obtained from Thomson to solicit retail establishments of any type.

       b) In the event Thomson decides during the Term of this Agreement that Customers of Products shall be required to sign a Customer agreement, Distributor agrees to require that Customers to which Distributor sells Products sign such an agreement in the form provided by Thomson.

Reports

8. Distributor agrees to provide such reports, periodically or otherwise, of inventories, sales and other pertinent information regarding its handling of Products purchased from Thomson as Thomson may from time to time request. Such reports and information shall be prepared by Distributor in accordance with forms and instructions provided by Thomson.

Certificate of Insurance

9. Thomson reserves the right to require the annual submission by Distributor of a Certificate of Insurance showing that it carries adequate insurance to cover Distributor's usual maximum inventory of Products.

Indemnity

10. Distributor shall indemnify, protect and save Thomson, its parent, subsidiaries, and affiliates harmless from all claims, demands, suits or actions for damages to property or person asserted by any third party as a proximate result of intentional or negligent acts or omissions on the part of Distributor, its agents or employees.

Change of Ownership

11. Distributor represents that Attachment E is an accurate summary of information supplied by Distributor concerning ownership, control and management of Distributor.

       Distributor agrees to give Thomson immediate notice in writing of any of the following:

       a) A transaction or occurrence which alters or affects the ownership of the capital stock of Distributor, if a corporation.

       b) A change in the respective interests of the partners in the Distributor, if a partnership.

       c) A transaction or occurrence which alters or affects the ownership of any part of the business, if an individual proprietorship; or

       d) A transaction or occurrence that would materially reduce or impair the financial capacity of the Distributor to discharge its obligations under this Agreement, including, without limitation, the granting of any security interest or lien against Distributor's property or the taking of any judgment against Distributor, any assertion by any governmental taxing authority that Distributor has failed to pay its taxes; any cancellation or modification of the insurance covering Distributor's inventory; any assertion or notice that Distributor is in default of any obligation to repay a loan or other indebtedness; Distributor's purchase of any corporation or other business enterprise; Distributor's sale, lease or transfer of a substantial part of its assets; or any other event that may have a material impact on Distributor's viability or ability to continue as a going concern.

Terms of Sale

12. Products will be sold to Distributor at prices and on terms and conditions of sale established by Thomson from time to time and in effect at the time of shipment. Thomson reserves the right, in its sole discretion, to change or withdraw such prices and terms and conditions of sale at any time without prior notice; however, Thomson will endeavor to provide reasonable prior written notice to Distributor. Products are sold F.O.B. point of shipment with freight prepaid to a warehouse in the Area designated by Distributor. Title and risk of loss pass to Distributor when the products are placed in the hands of the carrier at the point of shipment. A Return Authorization number must first be secured from Thomson before any Products can be returned by Distributor.

Payment

13. Terms of payment shall be established by Thomson and may be modified from time to time upon notice to Distributor.

       In the event Distributor or the finance company fails to make timely payment, or in the event of notice of termination or expiration of Distributor's Appointment, all outstanding amounts owing to Thomson or the finance company will become immediately due and payable. Thomson shall have the right to immediately stop shipments of Products to Distributor, as well as to exercise any other rights Thomson may have under the Uniform Commercial Code and applicable law and require Distributor to promptly assemble Distributor's inventory of Products and make it available to Thomson at a place and time reasonably convenient to Thomson.

       a) Thomson shall have the right at any time to contact and obtain information concerning Distributor or its business from financial, lending, and credit institutions.

Transportation and Shipment

14. a) Shipments will be made to Distributor's warehouse by Thomson via an economical mode of transportation and weight range as determined by Thomson.

       Any premium freight expense incurred because of a variance from the economical mode and/or weight range on a shipment will be handled as follows:

       (1) If the variance is made at the request of the Distributor, the Distributor will be charged for the premium cost over what the normal cost for the shipment would have been if the most economical mode and weight range had been employed.

       (2) If the variance is made at the request of Thomson, the premium cost will be absorbed by Thomson.

       (3) All premium freight costs for customer drop shipments will be paid by the Distributor if requested by Distributor. The premium will be calculated as the difference between the freight expense of shipping to the Distributor's warehouse using the most economical mode of transportation and weight range, and the actual customer drop shipment freight expense.

       b) Orders and inquiries concerning shipping and requests for return authorizations should be addressed to the Thomson Channel Sales Manager.

Forecasting/Acceptance of Orders

15. Distributor shall use its best efforts to provide a rolling 4 month forecast for Products on a monthly basis to Thomson. The forecast shall become firm sixty (60) days prior to shipment. All orders for Product are subject to acceptance by Thomson and must be placed thirty (30) days in advance of requested ship date. All sales and shipments will be deemed made pursuant to the terms and conditions set forth herein and not pursuant to any terms and conditions contained in Distributor's purchase orders or elsewhere. Neither the acceptance of an order nor the shipment of any part of an order by Thomson shall require that Thomson complete shipment of that order. Thomson reserves the right, in its sole discretion, to allocate its inventories and production in any way deemed by it to be desirable but will exercise reasonable commercial efforts to supply Product ordered by Distributor for which Distributor has provided a forecast pursuant to this Section.

Trademarks and Trade Names

16. a) No right in the trademarks or the trade names owned by Thomson or affiliated companies, or licensed by Thomson or affiliated companies from others, is conferred upon Distributor. Such trademarks or trade names may not be used in any manner contrary to the established policies of Thomson. Upon expiration or termination of the Distributor Agreement, any and all use of such trademarks and trade names in the conduct of Distributors business shall be discontinued.

       b) Distributor will comply with the following provisions concerning the use of such trademarks and trade names.

       (1) Not use or permit Distributor's customers to use any trademark or trade name owned or licensed by Thomson or others except in connection with the sale of Product to which such trademark or trade name relates. The use of Thomson names or trademarks is prohibited in connection with: 1) the sale of Products assembled or sold by others than Thomson even though components made by Thomson may be included in such products, and 2) any Product which is modified or altered from the condition as shipped by Thomson.

       (2) Not use or permit customers to use any such trademarks or trade name as part of a corporate or business name or to use or register such trademark or trade name as a domain name or any part thereof.

       (3) Not use or permit customers to use any such trademark or trade name in any manner which may mislead or confuse the public as to the origin of the Products, or cause Distributor or its customers to be identified with such trade names or trademarks or with the manufacturer of any Products purchased by Distributor from Thomson for resale, except as the distributor or customer of such Products.

       (4) Not remove, alter, or deface or permit Distributor's customers to remove, alter, or deface any trademarks or trade names placed upon Products.

       (5) For the duration of this Agreement and thereafter Distributor will do nothing that will in any way infringe, impair or lessen the value of such trademarks or trade names, or do anything that will tend to prejudice the reputation or sale of the Products.

Financial Matters

17. a) Distributor agrees to promptly provide to Thomson detailed, audited financial statements certified by a Certified Public Accountant and such other reports, data and information relating to Distributor's financial status and activities as Thomson may request from time to time.

       b) Thomson reserves the right at all times, either generally or with respect to any specific order by the Distributor, to vary, change, limit or eliminate the amount or duration of credit, if any, to be allowed the Distributor.

       c) Distributor agrees that payment shall be made promptly upon the due date thereof of all sums that shall become due to Thomson in accordance with the terms of sale extended by Thomson from time to time. Distributor further agrees not to make any set-offs, offsets, or deductions of any kind from any payments coming due to Thomson hereunder unless Distributor has received an official credit memorandum upon Thomson's standard form authorizing such deduction. In the event Distributor makes a set-off, offset, or deduction from any amount due to Thomson without previously obtaining such authorization from Thomson, Distributor shall be in default of payment, and Thomson shall have the right to pursue whatever remedies are available to Thomson under this Agreement, including but not limited to Sections 13 and 20, as well as any other remedies available at law or equity.

       d) Distributor agrees to furnish to Thomson, at Thomson's request, a detailed reconciliation of Thomson's statements of account with Distributor's records, listing all differences, and showing the net amount Distributor acknowledges to be due to Thomson. All claims by Distributor for credits must be filed promptly by Distributor in accordance with Thomson procedures and programs. Thomson shall have the right to reject any such claims by Distributor which are not submitted in compliance with such procedures and programs. In addition, Thomson shall have the right to reject any such claims by Distributor which arise during the Term of this Agreement but which are submitted by Distributor to Thomson more than 90 days after the Term expires or terminates. Distributor hereby certifies that Distributor will not knowingly submit inaccurate or false claims to Thomson and will exercise its best efforts to verify the accuracy of such claims prior to submission to Thomson. At any time during the Term of this Agreement or upon its expiration or termination, if Thomson and Distributor cannot agree upon the net balance due, either party shall have the right to submit the matter to a mutually agreeable, independent CPA firm for resolution. If the parties cannot agree upon such a firm, then either party may have the American Arbitration Association appoint such a firm. All costs associated with such arbitration and CPA firm shall be allocated between the parties in proportion to the correctness of their respective positions as determined by the CPA firm.

Term and Termination

18. The term of this Agreement (hereinafter "Term") will commence on January 1, 2004; and will automatically expire on December 31, 2005. Prior to the expiration of this Term, this Agreement may be terminated as follows:

       a) By either Distributor or Thomson at any time with or without cause, upon one hundred twenty (120) days prior written notice, in which event Distributor shall immediately discontinue handling the Products covered by this Agreement.

       b)     By Thomson any time upon written notice for:

              (1) Any assignment or attempted assignment by Distributor of any interest in this agreement without Thomson's prior written consent;

              (2) Any sale, transfer, or relinquishment, voluntary or involuntary, by operation of law or otherwise, of any material interest in the direct or indirect ownership of Distributor's business or any material change in Distributor's management, without prior written approval from Thomson;

              (3) Distributor's insolvency, or delinquency for over fifteen days (15) in the payment of Distributor's account with Thomson, or a composition among Distributor's creditors, or the filing of a voluntary or involuntary petition in bankruptcy, or the appointment of a referee, trustee, conservator, or a receiver for a substantial portion of Distributor's assets;

              (4) Submission by Distributor to Thomson of false or fraudulent reports or statements, including, without limitation, claims for any refund, credit, rebate, incentive, allowance, discount, reimbursement or other payment by Thomson;

              (5) The execution of any security agreement that impairs Thomson's rights as a creditor, including renewing or creating a security interest in favor of any party other than Thomson in Distributor's inventory of Thomson Products or proceeds from sales of any Products sold to Distributor by Thomson, without the express prior written consent of Thomson;

              (6) A change in the nature of Distributor's business, including, but not limited to, a change in the lines or brands of Products handled by Distributor, or companies affiliated with Distributor through ownership, the probable effect of which is, in Thomson's judgment, to adversely affect or conflict with Distributor's ability to fully and effectively promote and sell Thomson Products; or

       c) By either Distributor or Thomson at any time upon a breach by the other party of a material term or condition of this Agreement and failure to cure the breach within 10 days after notice of such breach.

Reappointment

19. This Agreement automatically expires on the date set forth in Section 18. If Thomson decides to reappoint Distributor, Thomson will advise Distributor in writing no later than one hundred twenty (120) days prior to the expiration of the Term of this Agreement. In the event Thomson elects to reappoint Distributor, the terms and conditions set forth herein shall continue to apply unless and until both parties sign a new agreement.

Termination or Expiration

20. In the event this Agreement is terminated, whether by Distributor or by Thomson, or it expires, Distributor shall cease to be an authorized Thomson Distributor. Distributor agrees to return and Thomson agrees to accept all Thomson Products which are in Distributor's stock in new condition and in original packaging and which are free and clear of all liens and encumbrances.

       Distributor's sale back to Thomson of Products will facilitate the liquidation of Distributor's indebtedness, if any, to Thomson at that time. The prices that will apply to all such purchases and sales shall be the most recent Thomson prices to distributors, in addition, Distributor will sell to Thomson, at Thomson's request and at prices to be agreed upon, all signs, displays and current sales promotion materials bearing Thomson's current trademarks which were purchased by Distributor from Thomson to further Distributor's business of distributing Products.

       Further, in the event of termination or expiration of this Agreement:

       a) All amounts owing by Distributor shall become immediately due and payable (notwithstanding prior terms of sale);

       b) All unshipped orders shall be canceled without liability of either party to the other;

       c) NEITHER THOMSON NOR DISTRIBUTOR SHALL BE LIABLE TO THE OTHER FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO: i) LOSS OF PROFITS OR ANTICIPATED SALES, ii) LOSS OF GOODWILL, OR iii) INVESTMENTS, LEASES, OR OTHER EXPENDITURES OR COMMITMENTS;

       d) Distributor shall turn over to Thomson in accordance with its instructions, originals or copies of all of Distributor's sales, product and service records, customer lists and other records and data relating to sales and service of Thomson Products;

       e) Distributor shall take whatever action is reasonably required by Thomson to comply with applicable bulk sales laws; and

       f) Distributor shall promptly take whatever other action is required of Distributor under this Agreement.

Product Safety

21. Distributor agrees to, at all times, conduct Distributor's business in a manner consistent with and complementary to Thomson's dedication to unequivocal compliance with the letter and spirit of the Federal Consumer Product Safety Act and all other federal and state laws designed to protect the health, safety or welfare of consumers.

       To this end, Distributor agrees to assign and authorize an appropriate individual in Distributor's organization to interface with Thomson and carry out positive action by Distributor to implement such product safety actions as may be deemed necessary by Thomson, in its sole discretion, including without limitation, recalls, inventory holds and similar matters.

       Distributor also agrees to undertake the following responsibilities:

       a) To promptly provide Thomson with a list of any Products covered by this Agreement, which, while in Distributor's inventory, become damaged by "Force Majeure". Such list shall be by model and serial numbers; and

       b) To retain possession of and title to such Products until Thomson has inspected them and to give Thomson the right of first refusal to purchase such Products;

       c) With products containing a picture tube, maintain a complete record of such Thomson Products sold by Distributor (including model and serial number, name and address of the purchaser and date of purchase) other than Thomson products shipped directly to a purchaser by Thomson, and furnish such data to Thomson upon request, in order to facilitate the locating of such Products.

       As used above, "Force Majeure" means Acts of God, war, insurrection, civil commotion, fire, flood, earthquake, wind, storm, explosion, and similar occurrences.

Release

22. In consideration of Thomson appointing Distributor under this Agreement, Distributor hereby releases Thomson, its predecessors, parent subsidiaries, affiliates, officers and employees, from all claims, demands, contracts and liabilities, if any, existing as of the date of Distributor's execution of this Agreement, which are in any way related to the purchase, sale, distribution or marketing of Products.

Relationship of Parties

23. During the Term hereof, the relationship between Thomson and Distributor is solely that of vendor and vendee. This Agreement shall not be construed or interpreted as creating, and the relationship between the parties shall not be that of, a partnership, co-partnership, franchise, or joint venture. Under no circumstances will Distributor's organization or its agents or employees be deemed agents or representatives of Thomson for any purpose whatsoever, and Distributor shall have no right to enter into any contracts or commitments in the name of, or on behalf of, Thomson or to bind Thomson in any respect whatsoever. It is expressly understood that the relationship between Thomson and Distributor is not that of franchisor and franchisee.

Headnotes

24. Marginal headnotes are for ready index purposes only and are not to be construed as interpretations of this Agreement.

Applicable Law

25. All transactions between Distributor and Thomson shall be deemed to take place in the State of Indiana. All such transactions and all questions of construction, interpretation and performance of this Agreement and any amendments and supplements hereto shall be governed by the laws of the State of Indiana. The federal and state courts located in Indiana shall have exclusive jurisdiction and venue concerning any and all matters and disputes related to or arising out of this Agreement, or the relationship between the parties or any transaction between the parties premised upon or related to this Agreement. Notwithstanding the foregoing, should either party seek relief or a remedy with respect to property located in another state, the state and federal courts located in such other state may also have jurisdiction as may be necessary to effect such remedy or relief. Should any provision of this Agreement in any way violate any law, such provision shall be deemed deleted but the remainder of the Agreement shall remain in full force and effect.

Waiver

26. The waiver of any right or requirement in this Agreement by either party shall not be construed as a waiver of the same right or requirement at a subsequent time or as a waiver of any other right or requirement herein contained.

Notices

27. Any notice given under this Agreement shall be deemed to have been sufficiently given when sent by United States registered or certified mail addressed to the parties as follows:

       Thomson Inc.
       P. 0. Box 1976
       Indianapolis, IN 46206-1976
       ATTN: Vice President
       Strategic Channel Marketing & Sales



       6809 Corporate Drive
       Indianapolis, IN 46278 ATTN:


       or as subsequently changed by notice duly given. The date of mailing shall be deemed the date on which notice has been given.

Assignment

28. Thomson reserves the right to assign this Agreement to its parent company, an affiliate, subsidiary, or successor.

       Any attempted assignment by Distributor will be void and cause for termination as provided in Section 18.b.1 above.

Entire Agreement

29. This Agreement represents the only understanding between Thomson and Distributor concerning the subject matter hereof. This Agreement terminates and supersedes all prior Distributor's appointments or agreements, if any, between the parties hereto and their predecessors.

       This Agreement may not be extended, supplemented or modified in any way except by a document in writing signed by Distributor's authorized representative and, in the case of Thomson, by Vice President, Strategic Channel Marketing & Sales.

                                          Thomson Inc.



By: /s/Carter M Fortune                  By: /s/Stephen B. Atkinson
    -----------------------------------      -----------------------------------
                                             Stephen B. Atkinson
                                             Vice President
Title: CEO, Commercial Solutions, Inc.       Strategic Channel Marketing & Sales
       -------------------------------


Date: 1/12/2004                           Date: 1/12/2004
      ----------------------------------        --------------------------------

                                  ATTACHMENT A

                                    PRODUCTS





Such RCA and GE branded consumer electronics products as designated by Thomson from time to time subject to specific purchase qualifications/requirements on select models.